Exhibit 99.1

Contact: Drew Babin, CFA, CMA Senior Managing Director – Corporate Communications Medical Properties Trust, Inc. (646) 884-9809 dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST ANNOUNCES PROSPECT RECAPITALIZATION TRANSACTIONS

Third-Party Lenders Invest $375 Million in Prospect

Proceeds Fully Repay Prospect’s ABL Facility

Birmingham, AL – May 23, 2023 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced that affiliates of Prospect Medical Holdings (“Prospect”) have completed $375 million in new financings from third-party lenders, the proceeds of which will be used to provide Prospect’s hospital operations with liquidity and capitalize its managed care business for continued growth and value creation in a vibrant market for such businesses.

Prospect’s $250 million asset-backed revolving credit facility has been repaid in full and as a result, the unencumbered borrowing base of government and commercial insurance accounts receivable will provide first lien security for the previously announced MPT delayed draw term loan of up to $75 million. Prospect is expected to be substantially free of material debt or lease obligations outside of those to MPT and this new third-party financing.

MPT continues to have strong conviction in the embedded value of the Prospect platform and has structured its master leases and security agreements to provide collateral value in addition to its real estate interests, including interests in the equity of Prospect’s managed care business. As of the end of the first quarter of 2023, MPT holds $1.6 billion in total assets related to Prospect that are expected to be reconstituted as follows:

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An approximately $513 million investment in six leased California hospitals, subject to a master lease scheduled to resume partial rent payments in September and full rent payments at an 8.44% cash yield in March of 2024;

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A $457 million investment in MPT’s Connecticut real estate which, as previously announced, Yale New Haven Health is expected to acquire in a transaction that is expected to close during 2023’s third quarter. MPT’s investment is expected to be fully recovered through cash proceeds of $355 million at closing and equity interests in Prospect’s managed care business valued at $103 million;

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A first lien mortgage loan of $150 million and equity interests in the managed care business valued at $100 million, resulting from the transfer to Prospect of Pennsylvania real estate with a book value of $250 million;

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Loans aggregating approximately $264 million and accrued rent and interest of approximately $56 million, along with the previously announced $50 million convertible loan to the managed care entities are expected to be recovered through equity interests in the managed care business.

The new loan agreements among Prospect, MPT and third-party lenders have terms of approximately three years. During this period, Prospect intends to further build the value of its managed care business and continue operational and financial improvements of its hospital operating business.

About Prospect Medical

Prospect Medical is a group of health care organizations that have led the transformation of health care for over 25 years. Prospect Medical creates value by accepting the insurance risk from health plans and aligning with providers via unique financial compensation models and by deploying multiple evidence-based medical management services. The result is high-quality, cost-effective care for its membership. The assets and operations are scalable and exportable to new markets. Prospect’s assets include:

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Prospect Medical Group: Large family of Independent Physician Associations (“IPAs”) with over 6,500 independent physicians’ profitably managing approximately 500 thousand lives in the largest 5 Counties in California with new markets in Arizona and Texas.

•	Prospect Health Plan: An insurance company able to accept all of the insurance risk for any type of HMO insurance (Commercial, Medicaid, Medicare, Dual-eligible); and

•	Prospect Medical Systems: A full-service management services organization (“MSO”) with expertise in data-driven medical management and delivering high quality of care to members.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 443 facilities and approximately 45,000 licensed beds in ten countries and across four continents. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty relating to, potential impact from health crises (like COVID-19); (ii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us, especially as a result of the adverse economic impact of the COVID-19 pandemic, and government regulation of hospitals and healthcare providers in connection with same (as further detailed in our Current Report on Form 8-K filed with the SEC on April 8, 2020); (iii) our expectations regarding annual guidance for net income and NFFO per share; (iv) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (v) the nature and extent of our current and future competition; (vi) macroeconomic conditions, such as a disruption of or lack of access to the capital markets or movements in currency exchange rates; (vii) our ability to obtain debt financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and pay down, refinance, restructure or extend our indebtedness as it becomes due; (viii) increases in our borrowing costs as a result of changes in interest rates and other factors; (ix) international, national and local economic, real estate and other market conditions, which may negatively impact, among other things, the financial condition of our tenants, lenders and institutions that hold our cash balances, and may expose us to increased risks of default by these parties; (x) factors affecting the real estate industry generally or the healthcare real estate industry in particular; (xi) our ability to maintain our status as a REIT for federal and state income tax purposes; (xii) federal and state healthcare and other regulatory requirements, as well as those in the foreign jurisdictions where we own properties; (xiii) the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis; (xiv) the ability of our tenants and operators to operate profitably and generate positive cash flow, comply with applicable laws, rules and regulations in the operation of the our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (xv) potential environmental contingencies and other liabilities; (xvi) the risk that the expected sale of three Connecticut hospitals currently leased to Prospect does not occur; (xvii) the risk that MPT’s expected sale of its Australian portfolio does not occur; (xviii) the risk that other property sales, loan repayments, and other capital recycling transactions do not occur; and (xix) the risks and uncertainties of litigation.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and as updated in our quarterly reports on Form 10-Q. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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